UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 8, 2022, Mawson Infrastructure Group, Inc. (“Mawson”) entered into (i) a Purchase and Sale Agreement (the “Purchase Agreement”), by and among Mawson, Mawson’s wholly owned subsidiary Luna Squares, LLC (the “Property Seller” and, collectively with Mawson, “Seller”), CleanSpark, Inc. (“CleanSpark”) and CleanSpark’s wholly owned subsidiary, CSRE Properties Sandersville, LLC (the “Property Purchaser”), and (ii) an Equipment Purchase and Sale Agreement (the “Equipment Purchase Agreement” and, together with the Purchase Agreement, the “Agreements” and, the transactions contemplated by the Agreements, the “Transactions”) by and among Mawson, Mawson’s wholly owned subsidiary, Cosmos Infrastructure, LLC (the “Miner Seller”), and CleanSpark’s wholly owned subsidiary, CleanSpark GLP, LLC (the “Miner Purchaser”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, the Property Purchaser will assume from the Property Seller a lease for approximately 16.35 acres of real property located in Sandersville, Washington County, Georgia (the “Property”), and purchase from the Property Seller all personal property situated on the Property. On the closing date of the Transactions (the “Closing Date”), CleanSpark will pay the following consideration to Seller pursuant to the Purchase Agreement: (i) $17.0 million in cash; (ii) 1,590,175 shares (the “Closing Shares”) of common stock, par value $0.001 per share of CleanSpark (the “CleanSpark Common Stock”) (which have a value of $6.5 million based upon the volume weighted average price of the CleanSpark Common Stock over the five trading days immediately preceding the signing date of the Agreements), and (iii) $3.0 million in Seller financing in the form of promissory notes.

The following additional consideration may be payable to Seller following the Closing Date:

i. up to 1,100,890 shares of CleanSpark Common Stock (the “Earn-out Shares” and, together with the Closing Shares, the “CleanSpark Shares”) (which have a value of $4.5 million based upon the volume weighted average price of the CleanSpark Common Stock over the five trading days immediately preceding the signing date of the Agreements), based upon the number of modular data centers on the Property occupied by the Property Seller (“Co-location MDCs”) being emptied and made available for use by the Property Purchaser, with 100% of the Earn-Out Shares being available with respect to Co-location MDCs that are emptied on or before the 195th day after the Closing Date, and 84% of the Earn-out Shares being available with respect to Co-location MDCs that are emptied on the 196th day after the Closing Date, and such percentage being reduced by an additional 1 percentage point until 100 days following the 180th day after the Closing Date, after which Earn-Out Shares can no longer be earned; and

ii. up to an additional $2.0 million in a Seller-financed earn-out payable at least 60 days post-closing if the Property Purchaser is able to utilize at least an additional 150 MW of power on the Property by the six month anniversary of the Closing Date. In the event that the Property Purchaser is able to utilize more than 80 MW but less than 230 MW of power on the Property by the six month anniversary of the Closing Date, then the Property Seller will be entitled to a pro rata portion of such earn-out.

Pursuant to the Equipment Purchase Agreement, the Miner Purchaser will purchase from the Miner Seller, 6,468 application-specific integrated circuit miners (“ASICs”) for $9.48 million in cash.

Pursuant to the Purchase Agreement, the Property Seller and its affiliates (collectively, the “Selling Parties”) have granted to the Property Purchaser a right of first refusal for a period of one year following the Closing Date with respect to a Selling Party’s potential sale of certain cryptocurrency mining facilities, mining assets and properties, including any U.S. facilities in which the Selling Parties acquire an interest during the period of the right of first refusal (individually, the “Other Mining Property”). The Selling Parties have also granted to the Property Purchaser a right of first offer with respect to the Other Mining Property for a period of 180 days after the Closing Date.

Pursuant to the Purchase Agreement, CleanSpark has agreed that, following the Closing, it will register the CleanSpark Shares for resale by Seller.

The closing of the Transactions are subject to customary closing conditions, and the Closing Date is expected to occur in early October.

CleanSpark is guaranteeing all of the Property Purchaser’s and Miner Purchaser’s obligations pursuant to the Agreements.

The Agreements contain standard representations, warranties, covenants, indemnification and other terms customary in similar transactions. The representations, warranties, covenants, and agreements contained in the Agreements were made solely for the benefit of the parties to the Agreements. In addition, such representations, warranties, covenants, and agreements (i) are intended as a way of allocating the risk between the parties and not as statements of fact, (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, Mawson and (iii) may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms of the Transactions, including being qualified by schedules and other disclosures made by each party. Accordingly, the Agreements are filed with this report only to provide investors with information regarding the terms of the Transactions, and not to provide investors with any other factual information regarding Mawson. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Mawson. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Agreements and the Transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 9, 2022, Mawson issued a press release announcing the entry into the Agreements and the Transactions contemplated thereby. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K (“Current Report”).

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely pursuant to this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Purchase and Sale Agreement, dated as of September 8, 2022, by and among CSRE Properties Sandersville, LLC, Luna Squares LLC, Mawson Infrastructure Group, Inc. and CleanSpark, Inc.
10.2†	Equipment Purchase and Sale Agreement, dated as of September 8, 2022, by and among CleanSpark GLP, LLC, Cosmos Infrastructure, LLC and Mawson Infrastructure Group, Inc.
99.1	Press Release, dated as of September 9, 2022 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include the possibility that the Transactions do not close and are not consummated, Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC, and subsequently filed Quarterly Reports on Form 10-Q filed with the SEC, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: September 9, 2022	By:	/s/ James Manning
James Manning
Chief Executive Officer

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